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                                                                    EXHIBIT 10.2

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 1, 1998, by and between NEXSTAR PHARMACEUTICALS, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 1, 1997, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.2(a) is hereby amended by deleting Thirty-five Million United States Dollars (US$35,000,000.00) as the maximum amount of all outstanding foreign exchange contracts under the Foreign Exchange Facility, and by substituting for said amount Fifty Million United States Dollars (US$50,000,000.00) and by deleting Seven Million United States Dollars (US$7,000,000.00) as the maximum Delivery Limit under the Foreign Exchange Facility, and by substituting for said amount Ten Million United States Dollars (US$10,000,000.00).

     2.   The following is hereby added to the Credit Agreement as Section 4.11:

          "4.11. YEAR 2000 COMPLIANCE. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any

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          entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require."

     3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                          WELLS FARGO BANK,
NEXSTAR PHARMACEUTICALS, INC.               NATIONAL ASSOCIATION

By: /s/ PATRICK J. MAHAFFY                By: /s/ TRACEY HANSON
    -----------------------                   ----------------------
    Patrick J. Mahaffy                        Tracey Hanson
    President and                             Vice President
    Chief Executive Officer

By:  /s/ MICHAEL E. HART
   -------------------------
   Michael E. Hart
   Vice President and
   Chief Financial Officer